AMENDMENT TO AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT


         THIS AMENDMENT TO AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (this "Amendment") is executed as of September 13, 2000, by and among SIMULA, INC., an Arizona corporation ("Simula"), and a wholly-owned subsidiary of Simula, CCEC CAPITAL CORP., an Arizona corporation, f/k/a Coach and Car Equipment Corporation ("Seller"), and COACH AND CAR EQUIPMENT CORP., a Nevada corporation, f/k/a Coach and Car Acquisition Corp. ("Purchaser"), and Purchaser's affiliated corporation, BEACON INDUSTRIES, INC., a Nevada corporation ("Beacon").

                              PRELIMINARY STATEMENT

         I. The parties hereto entered into an Amended and Restated Asset Purchase Agreement dated August 31, 1999 (the "Purchase Agreement"). In the Purchase Agreement, the purchase price for the assets was Ten Million Dollars ($10,000,000). In connection therewith, Purchaser executed a promissory note in the principal amount of Nine Million Nine Hundred Ninety Six Thousand Dollars ($9,996,000) in favor of Seller maturing on October 15, 1999 (the "Original Note") All capitalized terms not otherwise defined herein have the meaning set forth in the Purchase Agreement.

         II. The parties agreed to refinance the Original Note pursuant to a Note Refinancing Agreement dated October 21, 1999 (the "Note Refinancing Agreement"). Pursuant to the Note Refinancing Agreement, Purchaser executed two promissory notes in the principal amount of One Million Nine Hundred Ninety Six Thousand Dollars ($1,996,000) and Eight Million One Hundred Eighteen Thousand Eight Dollars ($8,118,008), respectively, in favor of Seller (the "Refinancing Notes").

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

         III. The parties desire to amend the purchase price in the Purchase Agreement, as well as the Refinancing Notes, to adjust the purchase price to the reduced price agreed upon by both parties.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties herein set forth, it is agreed by the parties as follows:


                                    SECTION 1

                        AMENDMENT TO PURCHASE AGREEMENT

         PURCHASE PRICE ADJUSTMENT. Section 1.2 of the Purchase Agreement is restated in its entirety to read as follows:

             "1.2 PURCHASE PRICE AND PAYMENT FOR COVENANTS. At closing, Purchaser shall purchase the Assets for Four Million Sixty Two Thousand Five Hundred Dollars ($4,062,500). The purchase price will be paid by
         (i) Two Million Dollars ($2,000,000) in cash or cash equivalent, on or before September 13, 2000, and (ii) Purchaser's promissory note in the amount of Two Million Sixty Two Thousand Five Hundred Dollars ($2,062,500), in the form of Exhibit "A" attached hereto (the "Note"). The Note shall be secured by that certain Security Agreement between Purchaser, as debtor, and Seller, as secured party, dated October 21, 1999, by that certain Guarantee of Beacon Industries, Inc. dated October 21, 1999, and by a pledge by Beacon's controlling shareholder of the common stock in Beacon held by such shareholder, evidenced by a Pledge and Proxy Security Agreement in the form of Exhibit "B"."

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



                                    SECTION 2

                                NOTE REISSUANCE

         CANCELLATION OF REFINANCING NOTES; EXECUTION OF NEW NOTE. Upon the execution of this Amendment, the Refinancing Notes shall be cancelled and of no effect and shall be delivered to Purchaser and replaced by Purchaser's promissory note in the amount of Two Million Sixty Two Thousand Five Hundred Dollars ($2,062,500) with an annual interest rate of 8 1/2% payable on the terms and conditions as set forth in the form note attached as Exhibit A, maturing on September 13, 2004 (the "New Note"). The New Note must be prepaid in certain circumstances, in accordance with the terms of the New Note. The New Note shall be secured by that certain Security Agreement between Purchaser, as debtor, and Seller, as secured party, dated October 21, 1999 (the "Security Agreement"), by that certain Guarantee of Beacon Industries, Inc. dated October 21, 1999 (the "Guarantee"), and by the pledge by Beacon's controlling shareholder of the common stock held in Beacon, through a Pledge and Proxy Security Agreement in the form of Exhibit B. Seller hereby agrees that all Pledge and Proxy Security Agreements entered into prior to the date hereof by Scott Miller with respect to common stock in Purchaser held by Mr. Miller (including the Pledge and Proxy Security Agreements dated August 31, 1999 and October 21, 1999) are hereby terminated and deemed of no further force and effect.

                                    SECTION 3

                                    CLOSING

         CLOSING. The purchase price amendment, cancellation of the Refinancing Notes, the New Note issuance and all other activities provided for herein shall take place at such time and place as mutually agreed upon by the parties (the "Closing"). At the Closing:

    (a) Purchaser shall pay or cause to be paid the sum of Two Million Dollars ($2,000,000) in cash to Simula;

    (b) the parties shall execute and deliver to the appropriate parties all agreements and documents contemplated in this Amendment;

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

    (c)  Purchaser will execute and deliver the New Note to Simula;

    (d) Purchaser will execute and deliver to Simula a new financing statement on the Collateral (as defined in the Security Agreement) and Scott Miller will execute and deliver to Simula a new financing statement on certain shares of the common stock of Beacon;

    (e) Seller will deliver the Refinancing Notes to Purchaser, marked cancelled, null and void; and

    (f) Seller will deliver to Purchaser the stock certificates of Purchaser held in the name of Scott Miller, together with the corresponding stock powers previously executed by Scott Miller with respect to such certificates.


                                    SECTION 4

                         REPRESENTATIONS AND WARRANTIES

         ALL PARTIES.  Each party hereto represents and warrants the following:
    (a) it has taken all actions required by law and its Articles of Incorporation and Bylaws to authorize the execution and delivery of this Amendment;

    (b) neither the execution nor the delivery of this Amendment will (I) violate any provision of such party's Articles of Incorporation or Bylaws; (ii) violate or constitute a default under any agreement in which such party is a party; or (iii) require the agreement or consent of any other party not already given, or (iv) violate any material statute or laws or any judgment, decree, order, regulation or rule of any court or governmental authority to which such party is subject; and

    (c) this Amendment is a valid and legally binding obligation of such party enforceable in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity.

                                    SECTION 5

                                    COVENANTS

         PRESS RELEASES. Except as otherwise required by law, no party shall issue any press releases or otherwise make public statements with respect to the transactions contemplated by this Agreement or by the Purchase Agreement without the prior consent of the other parties. The parties will cooperate in issuing any such press release or statement.

                                    SECTION 6

                BRING-FORWARD OF SECURITY AGREEMENT AND GUARANTEE

         6.1 SECURITY AGREEMENT. In connection with this Amendment, Purchaser agrees that the indebtedness represented by the New Note shall be included in the definition of "Indebtedness" within the Security Agreement, and Purchaser reaffirms the provisions of the Security Agreement.

         6.2 GUARANTEE. In connection with this Amendment, Beacon agrees that the indebtedness represented by the New Note shall be included in the definition of "Obligations" within the Guarantee, and Beacon reaffirms the provisions of the Guarantee.


                                    SECTION 7

                                      TAXES

         Seller and Purchaser agree that the transaction contemplated by this Amendment constitutes a purchase price adjustment of the Assets pursuant to section 108(e)(5) of the Internal Revenue Code of 1986, as amended.


                                    SECTION 8

                                  RATIFICATION

         RATIFICATION. Other than those changes or modifications expressly provided herein, no changes or modifications are made to the Purchase Agreement, including, without limitation, all exhibits, agreements, documents, and covenants thereto relating. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Purchase Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Purchase Agreement, the Security Agreement, the Guarantee, and the Pledge and Proxy Security Agreement are ratified and confirmed and shall continue in full force and effect. Purchaser and Seller hereby agree that the Purchase Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms. Nothing in this Agreement shall be deemed to require the updating of any schedules to the Purchase Agreement. Other than as made herein, Seller and Simula make no representations, warranties or covenants other than those set forth in the Purchase Agreement and the Note Refinancing Agreement, which have not been brought forward to the date of this Amendment.

                                    SECTION 9

                                  MISCELLANEOUS

         9.1 COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

         9.2 AMENDED REFERENCE. The Purchase Agreement and all other documents, agreements and instruments executed in connection with the Purchase Agreement now in existence or hereafter executed and delivered pursuant to the terms hereof or the terms of the Purchase Agreement as amended hereby, are hereby amended so that any reference to the Purchase Agreement shall mean a reference to the Purchase Agreement as amended hereby.

                            [signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first set forth above.

SIMULA, INC., an Arizona corporation CCEC CAPITAL CORP., an Arizona corporation,

                                      formerly known as Coach and Car Equipment

                                      Corporation

By     /s/ BRAD FORST                                By   /s/ BRAD FORST
  ------------------------------                       -------------------------
Its   EXECUTIVE VICE PRESIDENT                       Its   PRESIDENT
   -----------------------------                        ------------------------

COACH AND CAR EQUIPMENT CORP.,  BEACON INDUSTRIES, INC., a Nevada corporation,

a Nevada corporation, formerly known as

Coach and Car Acquisition Corp.

By    /s/ SCOTT MILLER                               By   /s/ SCOTT MILLER
  ------------------------------                       -------------------------
Its   CEO AND TREASURER                              Its   PRESIDENT
   -----------------------------                        ------------------------

ACKNOWLEDGED BY:

GREENFIELD COMMERCIAL CREDIT, L.L.C,

a Michigan limited liability company

By  DONALD G. BARR, JR.
  ------------------------------------------
Its  PRESIDENT
   -----------------------------------------


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